Exhibit 10.11
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR COMPANY EMPLOYEES
UNDER DECIPHERA PHARMACEUTICALS, INC.
2022 INDUCEMENT PLAN

Name of Grantee:

No. of Restricted Stock Units:

Grant Date:

Pursuant to the Deciphera Pharmaceuticals, Inc. 2022 Inducement Plan as amended through the date hereof (the “Plan”), Deciphera Pharmaceuticals, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.01 per share (the “Stock”) of the Company. This Award has been granted as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of NASDAQ Stock Market, Inc.
1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.Vesting of Restricted Stock Units. The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in a Service Relationship on such Dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.
[INSERT VESTING SCHEDULE]

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.
3.Termination of Service. If the Grantee’s Service Relationship terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.
Notwithstanding the foregoing, the vesting of the Restricted Stock Units shall accelerate in full if, on or within 12 months following, the consummation of a Change in Control Event, the Grantee’s Service Relationship with the Company, any Subsidiary or the acquiring or succeeding

Exhibit 10.11
entity (or an affiliate thereof) is terminated by the Company, any Subsidiary or such entity without Cause.
“Cause” shall mean, unless otherwise provided in an employment or other service agreement between the Company or any Subsidiary and the Grantee, willful misconduct by the Grantee or willful failure by the Grantee to perform his or her responsibilities to the Company or any Subsidiary (including, without limitation, breach by the Grantee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Grantee and the Company or any Subsidiary), as determined by the Company or any Subsidiary, which determination shall be conclusive. The Grantee shall be considered to have been terminated for Cause if the Company or any Subsidiary determines, within 30 days after the Grantee’s resignation, that termination for Cause was warranted.

“Change in Control Event” shall mean, unless otherwise provided in an employment or other service agreement between the Company or any Subsidiary and the Grantee:
(i) the acquisition after the date hereof by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of (x) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any equity or membership interest in the Company if, after (but not before) such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the combined voting power of the then-outstanding equity or membership interests of the Company having the right to elect directors of the Company (or otherwise having the right to direct the operation and management of the Company), or (y) the sole power, by the terms of the organizational documents of the Company or by contract, to direct the operation and management of the Company; provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlling or controlled by the Company, or (iv) any acquisition by any entity pursuant to a Sale (as defined below) which complies with clauses (x) and (y) of subsection (ii) of this definition; or
(ii) the consummation of a sale or other disposition of all or substantially all of the assets of the Company (a “Sale”), unless, immediately following such Sale, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the equity or membership interests in the Company immediately prior to such Sale beneficially own, directly or indirectly, more than 50% of the then-outstanding equity or membership interests and the combined voting power of the then-outstanding securities having the right to elect directors (or otherwise having the right to direct the operation and management), respectively, of the resulting or acquiring entity in such Sale (which shall include, without limitation, an entity which as a result of such transaction owns the Company or

Exhibit 10.11
substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring entity is referred to herein as the “Acquiring Entity”) in substantially the same proportions as their ownership of the equity or membership interest in the Company immediately prior to such Sale and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Entity) beneficially owns, directly or indirectly, 50% or more of the then-outstanding equity or membership interests in the Acquiring Entity or of the combined voting power of the then-outstanding securities of such entity having the right to elect directors (or otherwise having the right to direct the operation and management of such entity) (except to the extent that such ownership existed prior to the Sale).
Notwithstanding any other provision in this definition, where required to avoid additional taxation under Section 409A of the Code, the event that occurs must also be a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined in Treas. Reg. Section 1.409A‑3(i)(5).
“Service Relationship” means any relationship as an employee, director or consultant of the Company or any Subsidiary (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or consultant).
4.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.
5.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Tax Withholding; Mandatory Sell to Cover. In connection with the settlement of vested Restricted Stock Units, the Company shall issue the shares of Stock referred to in Paragraph 4 to a broker designated by the Company and acting on behalf and for the account of the Grantee with instructions to (i) sell a number of shares of such Stock sufficient to satisfy the applicable withholding taxes which arise in connection with such settlement; provided, that the amount sold does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment, along with any applicable third-party commission, and (ii) remit the proceeds of such sale to the Company. In the event the sale proceeds are insufficient to fully satisfy the applicable withholding taxes, the Grantee authorizes withholding from payroll and any other amounts payable to the Grantee, in the same calendar year, and otherwise agrees to make adequate provision through the submission of cash, a check or its equivalent for any sums required to satisfy the applicable withholding taxes. Unless the withholding tax obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to issue any shares of Stock on the Grantee’s behalf pursuant to the vesting of the Restricted Stock Units.

Exhibit 10.11
7.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
8.No Obligation to Continue Service. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship, and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s Service Relationship at any time.
9.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
11.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
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Exhibit 10.11

DECIPHERA PHARMACEUTICALS, INC.
By:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.
Dated: ________________________
Grantee’s Signature

Grantee’s name and address:

Address: